UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

On September 2, 2025, Select Medical Holdings Corporation (the “Company”) announced the appointment of Thomas P. Mullin, 41, as the Chief Executive Officer of the Company, effective September 1, 2025. Mr. Mullin will no longer serve as Co-President of the Company, and John A. Saich, who most recently held the position of Co-President alongside Mr. Mullin, will serve as the sole President of the Company, effective September 1, 2025.

David S. Chernow, 68, will no longer serve as Chief Executive Officer of the Company, effective September 1, 2025. Mr. Chernow will continue to serve as a director of the Company and assume the role of Vice Chairman of the Board of Directors of the Company (the “Board”), effective September 1, 2025.

Mr. Mullin joined the Company in 2008 and most recently served as Co-President, where he oversaw 140 critical illness recovery and inpatient rehabilitation hospitals and the expansive growth of both divisions nationwide. Over his 17 years with the Company, Mr. Mullin has held executive leadership roles of increasing responsibility including Executive Vice President from 2020-2023, President of Specialty Hospitals from 2018-2020, and Chief Operating Officer of Specialty Hospitals from 2016-2018. Prior to his divisional appointments, Mr. Mullin held a variety of leadership positions in the Critical Illness Recovery Hospital Division, including Senior Vice President of Business and Market Development, and Regional Vice President. Earlier in his career with the Company, Mr. Mullin held operational positions at the hospital level in the division.

Mr. Mullin’s annual base salary since January 1, 2024 has been $618,000 and he has received grants of 100,000 shares of restricted stock per year in each of 2024 and 2025, which were subject to three-year cliff vesting.

There is no arrangement or understanding between Mr. Mullin and any other person pursuant to which Mr. Mullin is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Mullin and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Mullin has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release, among other things, announcing the appointment of Mr. Mullin as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 2, 2025, announcing the appointment of Mr. Mullin as Chief Executive Officer and other changes involving long-tenured leaders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: September 2, 2025	By:	/s/ John F. Duggan
John F. Duggan
Executive Vice President, General Counsel and Secretary